EXHIBIT 24

POWER OF ATTORNEY

Know all by these presents that each of the undersigned, does hereby make, constitute and appoint George Fan as a true and lawful attorney-in-fact of such undersigned with full powers of substitution and revocation, for and in the name, place and stead of such undersigned (in such undersigned’s individual capacity), to execute and deliver such forms that such undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of such undersigned’s ownership of or transactions in securities of TEAM, Inc. (i) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto), (ii) any Schedule 13D or Schedule 13G, and any amendments thereto, on behalf of the undersigned in accordance with Section 13 of the Securities Exchange Act of 1934 and the rules promulgated thereunder and (iii) in connection with any applications for EDGAR access codes, including without limitation the Form ID. The Power of Attorney shall remain in full force and effect until such undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of TEAM, Inc., unless earlier revoked in writing. Each of the undersigned acknowledges that George Fan is not assuming any of such undersigned’s responsibilities to comply with Section 16 or Section 13 of the Securities Exchange Act of 1934, as amended.

Date: February 16, 2021	APSC HOLDCO II, L.P.

	By:	/s/ George Fan
Name: George Fan
Title: Authorized Signatory

ATLANTIC PARK STRATEGIC
CAPITAL PARALLEL MASTER FUND, L.P.

By: Atlantic Park Strategic Capital
Fund GP, L.P., its general partner

By: Atlantic Park UGP, LLC, its general partner

	By:	/s/ George Fan
Name: George Fan
Title: Authorized Signatory

IRON PARK CAPITAL PARTNERS, LP

By: Iron Park Capital Partners, LLC, its general partner

	By:	/s/ George Fan
Name: George Fan
Title: Authorized Signatory